Exhibit 99.1

NEWS RELEASE

For Immediate Distribution	Contact:	Timothy McKenna
tmckenna@rocksp.com
Phone: 609-734-6430

Rockwood Reports Fourth Quarter and Full Year Results:

•                  Q4 Net sales of $732.3 million.

•                  Q4 Adjusted EBITDA from continuing operations of $131.4 million.

•                  As reported EPS from continuing operations: $(9.91) including goodwill impairment charges vs. $0.19 for Q4.

•                  As adjusted EPS from continuing operations: $0.19 vs. $0.39 for Q4.

•                  2008 Net sales of $3.4 billion; Adjusted EBITDA from continuing operations of $638.9 million.

Princeton, New Jersey; February 18, 2009 — Rockwood Holdings, Inc. (NYSE: ROC), a global producer of specialty chemicals and advanced materials, today announced results for the fourth quarter and full year 2008.

The highlights from continuing operations for the fourth quarter and year ended December 31, 2008 are as follows:

•                  Net sales were $732.3 million for the fourth quarter of 2008, down 6.6% compared to $784.1 million for the same period in the prior year.  Net sales were $3,380.1 million for the year ended December 31, 2008, up 10.3% compared to $3,065.2 million for the same period in the prior year.

•                  Adjusted EBITDA from continuing operations was $131.4 million for the fourth quarter of 2008, down 14.2% compared to $153.1 million for the same period in the prior year.  Adjusted EBITDA from continuing operations was $638.9 million for the year ended December 31, 2008, up 6.1% compared to $602.4 million last year.

•                  On a constant-currency basis, net sales were up 0.6% and Adjusted EBITDA from continuing operations was down 8.0% for the fourth quarter of 2008, and were up 6.3% and 1.1%, respectively, for the year ended December 31, 2008.

•                  Net loss from continuing operations for the fourth quarter of 2008 was $(734.1) million, including after-tax net non-recurring and other special charges of $748.4 primarily related to goodwill impairment charges recorded within several businesses.  Net income from continuing operations for the fourth quarter of 2007 was $14.7 million, including after-tax net non-recurring and other special charges of $15.5 million.

•                  Net loss from continuing operations for the year ended December 31, 2008 was $(634.6) million, including after-tax net non-recurring and other special charges of $778.5 million primarily related to the goodwill impairment charges recorded in the fourth quarter of 2008.  Net income from continuing operations for the year ended December 31, 2007 was $81.5 million, including after-tax net non-recurring and other special charges of $36.1 million.

•                       Diluted loss per share from continuing operations for the fourth quarter of 2008 was $(9.91), including after-tax net non-recurring and other special charges of $10.10.  Excluding net non-recurring and other special charges, diluted earnings per share from continuing operations were $0.19 in the fourth quarter of 2008. Diluted earnings per share from continuing operations for the fourth quarter of 2007 were $0.19, including after-tax net non-recurring and other special charges of $0.20.  Excluding net non-recurring and other special charges, diluted earnings per share from continuing operations were $0.39 in the fourth quarter of 2007.

•                       Diluted loss per share from continuing operations for the full year 2008 was $(8.58), including after-tax net non-recurring and other special charges of $10.47.  Excluding net non-recurring and other special charges, diluted earnings per share from continuing operations were $1.89 for the full year 2008. Diluted earnings per share from continuing operations for the full year 2007 were $1.07, including after-tax net non-recurring and other special charges of $0.47.  Excluding net non-recurring and other special charges, diluted earnings per share from continuing operations were $1.54 in the full year 2007.

•                       As previously announced, we completed the sale of our Pool and Spa Chemicals business in October 2008 and recorded a gain on sale, net of taxes of $40.5 million.  The results of this business have been accounted for as a discontinued operation in the consolidated financial statements for all periods presented.

Commenting on Rockwood’s performance, Seifi Ghasemi, Chairman and Chief Executive Officer, said, “The significant slowdown in global business activity affected our revenues but our proactive cost control measures enabled us to achieve Adjusted EBITDA margins at the 18% level during the fourth quarter despite the poor economic climate.  We have been focused on consolidating facilities, reducing work hours and headcount, controlling discretionary expenses, and maintaining our pricing.  Recognizing that we are in a global recession, we will remain intensely focused on the items we can control. With cash and cash equivalents at year end of approximately $469 million, we will also continue to focus on maintaining our strong liquidity position.  We are confident that this proactive stance, combined with the strength of our portfolio, our major market positions and the diversity of our customer base, will enable us to perform up to our high expectations.”

Fourth quarter results, as compared with the same period a year ago, are summarized below:

•                  Specialty Chemicals:  Net sales decreased 5.9% in part due to the impact of currency changes, while Adjusted EBITDA was up 3.2% primarily from higher selling prices, partially offset by lower volumes and higher raw material costs.

•                  In our Fine Chemicals business, higher selling prices of lithium products were partially offset by lower volumes of lithium products and metal sulfide applications.

•                  In our Surface Treatment business, lower volumes, particularly in automotive applications, were partially offset by increased selling prices, the impact from bolt-on acquisitions and cost control measures.

•                  In both businesses, higher raw material costs and the impact of currency changes had a negative impact on results.

•                  Performance Additives:  Net sales and Adjusted EBITDA decreased 23.5% and 75.6%, respectively.

•                  Results were negatively impacted by lower volumes of construction-related products.

•                  Higher raw material costs, primarily in our Color Pigments and Services business, also had a negative impact on Adjusted EBITDA, partially offset by increased selling prices and the impact of a bolt-on acquisition.

•                  Titanium Dioxide Pigments:  Net sales and Adjusted EBITDA increased 42.3% and 5.0%, respectively.  However, net sales and Adjusted EBITDA declined significantly excluding the impact of the venture with Kemira that was completed in September 2008.

•                  Market conditions, including current industry overcapacity particularly serving the construction industry, have continued to negatively impact this segment.

•                  Lower volumes for functional additives and titanium dioxide products, primarily commodity grade, as well as higher energy and raw material costs, had a negative effect on results.

•                  Advanced Ceramics:  Net sales and Adjusted EBITDA decreased 13.5% and 20.1%, respectively.

•                  Lower volumes in most applications were partially offset by increased volumes of medical products.

•                  Higher raw material and energy costs also had a negative impact on Adjusted EBITDA.

•                  Specialty Compounds:  Net sales and Adjusted EBITDA decreased 23.6% and 18.0%, respectively.

•                  Results were down primarily from lower volumes in wire and cable applications, partially offset by increased selling prices.

•                  Higher raw material costs also had a negative impact on Adjusted EBITDA.

•                  Corporate and other:  Corporate costs were down due to lower compensation-related costs and lower professional fees recorded in the fourth quarter of 2008, as well as other cost control measures.

•                  Other Items:

•                  Impairment charges. As a result of the significant drop in global stock valuations, the substantial reduction in the market valuation of Rockwood and comparable companies, and the continuing negative global economic and market outlook, we recorded a non-cash charge of $809.5 million in the fourth quarter of 2008 to write-down the carrying value of goodwill within several businesses.  The write-down had no impact on the Company’s debt, Adjusted EBITDA or calculation of lender covenants.

•                  Restructuring and other severance costs of $29.6 million were recorded in the fourth quarter of 2008 primarily related to miscellaneous headcount reductions throughout the Company.

•                  Interest expense increased $30.7 million in the fourth quarter of 2008 compared to the same period in the prior year.  The fourth quarter of 2008 and 2007 included non-cash losses of $44.7 million and $16.8 million, respectively, representing the movement in the mark-to-market valuation of our interest rate hedges.  Excluding the impact of these losses, interest expense increased $2.8 million primarily due to debt incurred related to the Titanium Dioxide Pigments venture with Kemira.

•                  Gain on early extinguishment of debt.  In the fourth quarter of 2008, we redeemed 11.0 million Euros of our senior subordinated notes due in 2014 and recorded a gain of $4.0 million.

•                  Foreign exchange loss of $20.1 million for the fourth quarter of 2008 was primarily due to the impact of the weaker pound sterling as of December 31, 2008 versus September 30, 2008, in connection with non-operating euro-denominated transactions.

•                  Income taxes. The effective tax rate for the fourth quarter of 2008 of 8.4% was primarily impacted by the impairment losses on non-deductible goodwill.  The effective tax rate for the full year 2008, after excluding non-recurring items, was approximately 31%.

•                  Minority interest in continuing operations, net of tax in the fourth quarter of 2008 primarily relates to the goodwill impairment charge recorded in the Titanium Dioxide Pigments venture.

•                  Free cash flow was an inflow of $89.9 million for the year ended December 31, 2008. This amount consists of net cash provided by operating activities from continuing operations of $290.8 million plus non-recurring items and other, net of $17.9 million and proceeds on the sale of property, plant and equipment of $5.2 million, less capital expenditures of $224.0 million.

•                  Net debt, which is total debt less cash and cash equivalents, was $2,342.5 million as of December 31, 2008 compared to $2,231.3 million as of December 31, 2007.  The increase in net debt was primarily due to increased debt levels related to the Titanium Dioxide Pigments venture with Kemira, partially offset by the impact of currency changes.

Conference Call and Webcast

We will host a conference call and webcast to discuss the results of operations for the fourth quarter and full year ended December 31, 2008, on Wednesday, February 18, 2009 at 11:00 am  Eastern Standard Time.  The dial-in number to access the conference call in the U.S. is (800) 230-1059 and the international dial-in number is (612) 332-0637.  No access code is needed for either call.  A replay of the conference call will be available through March 4, 2009 at (800) 475-6701 in the U.S., access code: 980859, and internationally at (320) 365-3844, access code: 980859.

A listen only, live webcast of the conference call will be available at www.rocksp.com.  Materials for the call, including a PowerPoint file detailing the results, will be available for download on the site on the morning of the call.  The webcast and PowerPoint file will be archived on Rockwood’s website.

Non-GAAP Financial Measures

This press release includes “non-GAAP financial measures,” such as, a discussion of Adjusted EBITDA, free cash flow, net income (loss)/diluted earnings (loss) per share from continuing operations excluding certain items. Adjusted EBITDA is not intended to be an alternative to net income (loss) as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. All presentations of consolidated Adjusted EBITDA are calculated using the definition set forth in the senior secured credit agreement as a basis and reflects management’s interpretations thereof.  Adjusted EBITDA, which is referred to under the senior secured credit agreement as “Consolidated EBITDA,” is defined in the senior secured credit agreement as consolidated earnings (which, as defined in the senior secured credit agreement, equals income (loss) before the deduction of income taxes of Rockwood Specialties Group, Inc. and the Restricted Subsidiaries (as such term is defined in the senior secured credit agreement), excluding extraordinary items) plus certain items including interest expense, depreciation expense, amortization expense, extraordinary losses and non-recurring charges, losses on asset sales, less certain items including extraordinary gains and non-recurring gains, non-cash gains and gains on asset sales.  We use Adjusted EBITDA on a consolidated basis to assess our operating performance, to calculate performance-based cash bonuses and determine whether certain performance-based options vest (as both such bonuses and options are tied to Adjusted EBITDA), and as a liquidity measure. In addition, we use Adjusted EBITDA to determine compliance with our debt covenants. We also use Adjusted EBITDA on a segment basis as the primary measure used by our chief operating decision maker to evaluate the ongoing performance of our business segments and reporting units. A reconciliation of Adjusted EBITDA to net income (loss) is contained in the press release. We strongly urge you to review the reconciliation. In addition, we discuss sales growth in terms of nominal (actual) and net change (nominal less constant currency impacts). Free cash flow is not intended to be an alternative to cash flows from operating activities as a measure of liquidity.  Our presentation of free cash flow is defined as net cash from operating activities from continuing operations plus non-recurring items and other, net and proceeds on the sale of property, plant and equipment (excludes sales of property, plant and equipment related to sales of businesses) less capital expenditures. Management believes that free cash flow is meaningful to investors because it provides an additional measure of liquidity.  Neither net income (loss) from continuing operations excluding certain items nor diluted earnings per share from continuing operations excluding certain items is intended to be an alternative for net income (loss) or diluted earnings (loss) per share.  Management believes that net income (loss) and diluted earnings (loss) per share from continuing operations excluding certain items is meaningful to investors because it provides a view of the Company with respect to ongoing operating results. Reconciliations of these non-GAAP financial measures are included herein.  These non-GAAP measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

Rockwood Holdings, Inc. is a leading global specialty chemicals and advanced materials company. Rockwood has a worldwide employee base of approximately 10,000 people and annual net sales of approximately $3.4 billion. Rockwood focuses on global niche segments of the specialty chemicals, pigments and additives and advanced materials markets. For more information on Rockwood, please visit www.rocksp.com.

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The information set forth in this press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the business, operations and financial condition of Rockwood Holdings, Inc. and its subsidiaries and affiliates (“Rockwood”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “predicts” and variations of such words or expressions are intended to identify forward-looking statements. Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. “Forward-looking statements” consist of all non-historical information, including any statements referring to the prospects and future performance of Rockwood. Actual results could differ materially from those projected in Rockwood’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the “Risk Factors” described in Rockwood’s filings with the Securities and Exchange Commission.  Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in millions, except per share amounts; shares in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net sales	$732.3	$784.1	$3,380.1	$3,065.2
Cost of products sold	531.3	539.9	2,365.8	2,089.1

Gross profit	201.0	244.2	1,014.3	976.1

Selling, general and administrative expenses	148.6	155.9	661.3	597.6
Goodwill impairment charges	809.5	—	809.5	—
Restructuring and other severance costs	29.6	3.1	35.3	12.0
(Gain) loss on sale of assets and other	(0.6)	0.6	(2.4)	(4.7)

Operating (loss) income	(786.1)	84.6	(489.4)	371.2

Other income (expenses):
Interest expense	(91.4)	(60.7)	(231.1)	(219.3)
Interest income	1.8	1.4	6.0	11.5
Gain (loss) on early extinguishment of debt	4.0	—	4.0	(18.6)
Refinancing expenses	—	—	—	(0.9)
Foreign exchange (loss) gain, net	(20.1)	(3.5)	(32.3)	7.8
Other, net	—	0.1	0.7	—
Other expenses, net	(105.7)	(62.7)	(252.7)	(219.5)

(Loss) income from continuing operations before taxes and minority interest	(891.8)	21.9	(742.1)	151.7
Income tax (benefit) provision	(74.5)	5.5	(23.9)	62.3

(Loss) income from continuing operations before minority interest	(817.3)	16.4	(718.2)	89.4
Minority interest in continuing operations, net of tax	83.2	(1.7)	83.6	(7.9)
Net (loss) income from continuing operations	(734.1)	14.7	(634.6)	81.5

Income from discontinued operations, net of tax	0.4	9.7	3.3	25.3
Gain on sale of discontinued operations, net of tax	42.9	94.7	42.9	210.4
Minority interest in discontinued operations, net of tax	—	—	—	(0.1)

Net (loss) income	$(690.8)	$119.1	$(588.4)	$317.1

Basic (loss) earnings per share:
(Loss) earnings from continuing operations	$(9.91)	$0.20	$(8.58)	$1.10
Earnings from discontinued operations, net of tax	0.58	1.41	0.63	3.20
Basic (loss) earnings per share	$(9.33)	$1.61	$(7.95)	$4.30

Diluted (loss) earnings per share:
(Loss) earnings from continuing operations	$(9.91)	$0.19	$(8.58)	$1.07
Earnings from discontinued operations, net of tax	0.58	1.37	0.63	3.09
Diluted (loss) earnings per share	$(9.33)	$1.56	$(7.95)	$4.16

Weighted average number of basic shares outstanding	74,059	73,865	73,983	73,817

Weighted average number of diluted shares outstanding	74,059	76,523	73,983	76,279

(a) Interest expense includes:
Interest expense on debt	$(44.2)	$(41.6)	$(170.0)	$(177.9)
Mark-to-market losses on interest rate swaps	(44.7)	(16.8)	(51.5)	(32.2)
Deferred financing costs	(2.5)	(2.3)	(9.6)	(9.2)
Total	$(91.4)	$(60.7)	$(231.1)	$(219.3)

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in millions, except per share amounts; shares in thousands)

	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$468.7	$350.1
Accounts receivable, net	464.6	460.3
Inventories	641.0	526.9
Deferred income taxes	20.3	22.6
Prepaid expenses and other current assets	65.9	69.7
Assets of discontinued operations	—	75.1
Total current assets	1,660.5	1,504.7
Property, plant and equipment, net	1,752.2	1,508.5
Goodwill	917.8	1,730.0
Other intangible assets, net	754.8	675.9
Deferred debt issuance costs, net of accumulated amortization of $39.2 and $31.2, respectively	39.1	41.1
Deferred income taxes	11.3	15.5
Other assets	39.5	39.2
Total assets	$5,175.2	$5,514.9
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$260.8	$285.5
Income taxes payable	4.1	9.5
Accrued compensation	92.6	81.5
Restructuring liability	18.9	14.0
Accrued expenses and other current liabilities	198.4	164.3
Deferred income taxes	9.8	7.2
Long-term debt, current portion	90.9	107.4
Liabilities of discontinued operations	—	17.0
Total current liabilities	675.5	686.4
Long-term debt	2,720.3	2,474.0
Pension and related liabilities	352.0	327.5
Deferred income taxes	94.7	112.6
Other liabilities	191.7	165.7
Total liabilities	4,034.2	3,766.2
Minority interest	315.4	175.3
Restricted stock units	2.1	1.8

Stockholders’ equity:
Common stock ($0.01 par value, 400,000 shares authorized, 74,155 shares issued and 74,061 shares outstanding at December 31, 2008; 400,000 shares authorized, 73,989 shares issued and 73,895 shares outstanding at December 31, 2007)	0.7	0.7
Paid-in capital	1,163.5	1,156.2
Accumulated other comprehensive income	204.0	371.0
Retained (deficit) earnings	(543.3)	45.1
Treasury stock, at cost	(1.4)	(1.4)
Total stockholders’ equity	823.5	1,571.6
Total liabilities and stockholders’ equity	$5,175.2	$5,514.9

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Dollars in millions)

	Year ended
	December 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(588.4)	$317.1
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Income from discontinued operations, net of tax	(3.3)	(25.3)
Gain on sale of discontinued operations, net of tax	(42.9)	(210.4)
Minority interest in discontinued operations, net of tax	—	0.1
Depreciation and amortization	258.9	211.7
Deferred financing costs amortization	9.6	9.2
(Gain) loss on early extinguishment of debt (including $4.1 of noncash write-offs on deferred financing costs for the year ended December 31, 2007)	(4.0)	18.6
Foreign exchange loss (gain)	32.3	(7.8)
Fair value adjustment of derivatives	51.5	32.2
Bad debt provision	3.4	(1.3)
Acquired in-process research and development	2.9	—
Stock-based compensation	4.1	3.9
Deferred income taxes	(64.5)	28.4
Goodwill impairment charges	809.5	—
Gain on sale of assets and other	0.7	(4.7)
Minority interest in continuing operations	(83.6)	7.9
Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions:
Accounts receivable	36.8	7.1
Inventories, including inventory write-up charges	(66.8)	(34.5)
Prepaid expenses and other assets	12.6	(18.5)
Accounts payable	(52.1)	1.6
Income taxes payable	(1.4)	(5.8)
Accrued expenses and other liabilities	(24.5)	0.7
Net cash provided by operating activities of continuing operations	290.8	330.2
Net cash provided by operating activities of discontinued operations	12.0	38.3
Net cash provided by operating activities	302.8	368.5
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, including transaction fees paid, net of cash acquired	(232.7)	(240.1)
Post closing purchase price consideration	29.8	—
Capital expenditures, excluding capital leases	(224.0)	(193.2)
Proceeds from formation of Viance joint venture, net	—	73.0
Proceeds on sale of assets	7.0	14.2
Net cash used in investing activities of continuing operations	(419.9)	(346.1)
Net cash provided by investing activities of discontinued operations, including net sale proceeds of $122.0 and $731.7 in 2008 and 2007, respectively	116.3	723.7
Net cash (used in) provided by investing activities	(303.6)	377.6
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock, net of fees	2.3	1.5
Titanium Dioxide Pigments venture financing	362.5	—
Payment of assumed debt to Titanium Dioxide Pigments venture minority shareholder	(141.4)	—
Repayment of 2011 Notes	—	(273.4)
Repayment of 2014 Notes	(10.2)	—
Repayment of senior secured credit facilities	(68.7)	(57.1)
Repayment of senior secured credit facilities revolver	—	(37.0)
Payments on other long-term debt	(30.9)	(24.1)
Deferred financing costs	(5.0)	—
Payments related to early extinguishment of debt	—	(14.5)
Distribution to minority shareholder	(3.9)	(7.2)
Net cash provided by (used in) financing activities of continuing operations	104.7	(411.8)
Net cash used in financing activities of discontinued operations	—	—
Net cash provided by (used in) financing activities	104.7	(411.8)
Effect of exchange rate changes on cash and cash equivalents	14.7	(10.3)
Net increase in cash and cash equivalents	118.6	324.0
Less increase in cash and cash equivalents from discontinued operations, net (a)	—	(1.6)
Increase in cash and cash equivalents from continuing operations	118.6	322.4
Cash and cash equivalents of continuing operations, beginning of period	350.1	27.7
Cash and cash equivalents of continuing operations, end of period	$468.7	$350.1

(a) Excludes net sale proceeds of $122.0 and intercompany transfers of $6.3 for the year ended December 31, 2008. Excludes net sale proceeds of $731.7 and intercompany transfers of $28.7 in 2007.

Supplemental disclosures of cash flow information:
Interest paid	$167.3	$174.4
Income taxes paid, net of refunds	$41.9	$39.8
Non-cash investing activities:
Titanium Dioxide Pigments venture formation, net	$246.0	$—
Acquisition of capital equipment	$22.7	$24.7

Rockwood Holdings, Inc. and Subsidiaries

Net Sales and Adjusted EBITDA

	Net Sales
	Three Months Ended
	December 31,
($ in millions)	2008	2007	% Change
Specialty Chemicals	$265.9	$282.7	(5.9)%
Performance Additives	158.8	207.7	(23.5)
Titanium Dioxide Pigments	154.0	108.2	42.3
Advanced Ceramics	101.0	116.7	(13.5)
Specialty Compounds	50.7	66.4	(23.6)
Corporate and other	1.9	2.4	(20.8)
Total (a)	$732.3	$784.1	(6.6)%

	Adjusted EBITDA
	Three Months Ended
	December 31,
($ in millions)	2008	2007	% Change
Specialty Chemicals	$71.6	$69.4	3.2%
Performance Additives	7.6	31.2	(75.6)
Titanium Dioxide Pigments	22.9	21.8	5.0
Advanced Ceramics	28.7	35.9	(20.1)
Specialty Compounds	7.3	8.9	(18.0)
Corporate and other	(6.7)	(14.1)	52.5
Adjusted EBITDA from continuing operations	131.4	153.1	(14.2)
Discontinued operations - Pool and Spa Chemicals	0.3	6.1	(95.1)
Total Adjusted EBITDA	$131.7	$159.2	(17.3)%

(a) – Excludes net sales of $2.9 million and $23.1 million for the three months ended December 31, 2008 and 2007, respectively, from the Pool and Spa Chemicals business that was sold in October 2008.  The results of this business have been accounted for as a discontinued operation in the consolidated financial statements for all periods presented.

Rockwood Holdings, Inc. and Subsidiaries

Net Sales and Adjusted EBITDA

	Net Sales
	Year Ended
	December 31,
($ in millions)	2008	2007	% Change
Specialty Chemicals	$1,232.6	$1,082.9	13.8%
Performance Additives	835.6	798.5	4.6
Titanium Dioxide Pigments	534.8	442.9	20.7
Advanced Ceramics	505.9	452.5	11.8
Specialty Compounds	261.5	276.6	(5.5)
Corporate and other	9.7	11.8	(17.8)
Total (a)	$3,380.1	$3,065.2	10.3%

	Adjusted EBITDA
	Year Ended
	December 31,
($ in millions)	2008	2007	% Change
Specialty Chemicals	$313.0	$262.2	19.4%
Performance Additives	107.1	150.7	(28.9)
Titanium Dioxide Pigments	83.1	82.7	0.5
Advanced Ceramics	150.2	128.1	17.3
Specialty Compounds	34.0	34.3	(0.9)
Corporate and other	(48.5)	(55.6)	12.8
Adjusted EBITDA from continuing operations	638.9	602.4	6.1
Discontinued operations - Pool and Spa Chemicals	5.4	12.0	(55.0)
Total Adjusted EBITDA	$644.3	$614.4	4.9%

(a) — Excludes net sales of $54.9 million and $71.2 million for the year ended December 31, 2008 and 2007, respectively, from the Pool and Spa Chemicals business that was sold in October 2008. The results of this business have been accounted for as a discontinued operation in the consolidated financial statements for all periods presented.

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Segment Net Sales and Adjusted EBITDA

	Three Months Ended
	December 31,		Total	Total
($ in millions)	2008	2007	Change in $	Change in %
Net Sales:
Specialty Chemicals	$265.9	$282.7	$(16.8)	(5.9)%
Performance Additives	158.8	207.7	(48.9)	(23.5)
Titanium Dioxide Pigments	154.0	108.2	45.8	42.3
Advanced Ceramics	101.0	116.7	(15.7)	(13.5)
Specialty Compounds	50.7	66.4	(15.7)	(23.6)
Corporate and other	1.9	2.4	(0.5)	(20.8)
Total	$732.3	$784.1	$(51.8)	(6.6)%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $	Change in $	Change in %
Net Sales:
Specialty Chemicals	$(23.1)	$6.3	2.2%
Performance Additives	(11.0)	(37.9)	(18.2)
Titanium Dioxide Pigments	(8.5)	54.3	50.2
Advanced Ceramics	(8.7)	(7.0)	(6.0)
Specialty Compounds	(4.7)	(11.0)	(16.6)
Corporate and other	(0.2)	(0.3)	(12.5)
Total	$(56.2)	$4.4	0.6%

	Three Months Ended
	December 31,		Total	Total
($ in millions)	2008	2007	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$71.6	$69.4	$2.2	3.2%
Performance Additives	7.6	31.2	(23.6)	(75.6)
Titanium Dioxide Pigments	22.9	21.8	1.1	5.0
Advanced Ceramics	28.7	35.9	(7.2)	(20.1)
Specialty Compounds	7.3	8.9	(1.6)	(18.0)
Corporate and other	(6.7)	(14.1)	7.4	52.5
Adjusted EBITDA from continuing operations	131.4	153.1	(21.7)	(14.2)
Discontinued operations - Pool and Spa Chemicals	0.3	6.1	(5.8)	(95.1)
Total Adjusted EBITDA	$131.7	$159.2	$(27.5)	(17.3)%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$(4.2)	$6.4	9.2%
Performance Additives	(1.0)	(22.6)	(72.4)
Titanium Dioxide Pigments	(1.2)	2.3	10.6
Advanced Ceramics	(2.7)	(4.5)	(12.5)
Specialty Compounds	(0.5)	(1.1)	(12.4)
Corporate and other	0.1	7.3	51.8
Adjusted EBITDA from continuing operations	(9.5)	(12.2)	(8.0)
Discontinued operations - Pool and Spa Chemicals	—	(5.8)	(95.1)
Total Adjusted EBITDA	$(9.5)	$(18.0)	(11.3)%

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Segment Net Sales and Adjusted EBITDA

	Year Ended
	December 31,		Total	Total
($ in millions)	2008	2007	Change in $	Change in %
Net Sales:
Specialty Chemicals	$1,232.6	$1,082.9	$149.7	13.8%
Performance Additives	835.6	798.5	37.1	4.6
Titanium Dioxide Pigments	534.8	442.9	91.9	20.7
Advanced Ceramics	505.9	452.5	53.4	11.8
Specialty Compounds	261.5	276.6	(15.1)	(5.5)
Corporate and other	9.7	11.8	(2.1)	(17.8)
Total	$3,380.1	$3,065.2	$314.9	10.3%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $	Change in $	Change in%
Net Sales:
Specialty Chemicals	$53.0	$96.7	8.9%
Performance Additives	3.8	33.3	4.2
Titanium Dioxide Pigments	32.9	59.0	13.3
Advanced Ceramics	35.7	17.7	3.9
Specialty Compounds	(3.1)	(12.0)	(4.3)
Corporate and other	0.7	(2.8)	(23.7)
Total	$123.0	$191.9	6.3%

	Year Ended
	December 31,		Total	Total
($ in millions)	2008	2007	Change in $	Change in%
Adjusted EBITDA:
Specialty Chemicals	$313.0	$262.2	$50.8	19.4%
Performance Additives	107.1	150.7	(43.6)	(28.9)
Titanium Dioxide Pigments	83.1	82.7	0.4	0.5
Advanced Ceramics	150.2	128.1	22.1	17.3
Specialty Compounds	34.0	34.3	(0.3)	(0.9)
Corporate and other	(48.5)	(55.6)	7.1	12.8
Adjusted EBITDA from continuing operations	638.9	602.4	36.5	6.1
Discontinued operations - Pool and Spa Chemicals	5.4	12.0	(6.6)	(55.0)
Total Adjusted EBITDA	$644.3	$614.4	$29.9	4.9%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $	Change in $	Change in%
Adjusted EBITDA:
Specialty Chemicals	$11.7	$39.1	14.9%
Performance Additives	2.0	(45.6)	(30.3)
Titanium Dioxide Pigments	5.2	(4.8)	(5.8)
Advanced Ceramics	12.0	10.1	7.9
Specialty Compounds	—	(0.3)	(0.9)
Corporate and other	(0.8)	7.9	14.2
Adjusted EBITDA from continuing operations	30.1	6.4	1.1
Discontinued operations - Pool and Spa Chemicals	—	(6.6)	(55.0)
Total Adjusted EBITDA	$30.1	$(0.2)	—%

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Income (Loss) from Continuing Operations before Taxes and

Minority Interest to Adjusted EBITDA by Segment

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Three months ended December 31, 2008

Income (loss) from continuing operations before taxes and minority interest	$17.8	$(483.7)	$(257.3)	$2.1
Interest expense	15.2	7.8	11.3	7.8
Interest income	(0.3)	0.2	(0.1)	(0.1)
Depreciation and amortization	18.7	16.3	17.0	11.4
Goodwill impairment charges	—	456.6	247.7	—
Acquisition related expenses	2.2	6.2	3.9	1.6
Restructuring and other severance costs	15.7	3.0	0.2	3.6
Gain on early extinguishment of debt	—	—	—	—
(Gain) loss on sale of assets and other	(0.8)	—	0.3	(0.1)
Foreign exchange loss (gain), net	2.9	0.2	(0.2)	2.3
Other	0.2	1.0	0.1	0.1
Adjusted EBITDA from continuing operations	71.6	7.6	22.9	28.7
Discontinued operations - Pool and Spa Chemicals	—	0.3	—	—
Total Adjusted EBITDA	$71.6	$7.9	$22.9	$28.7

	Specialty	Corporate and
($ in millions)	Compounds	other	Consolidated
Three months ended December 31, 2008

Income (loss) from continuing operations before taxes and minority interest	$(103.6)	$(67.1)	$(891.8)
Interest expense	2.4	46.9	91.4
Interest income	(0.1)	(1.4)	(1.8)
Depreciation and amortization	3.0	1.9	68.3
Goodwill impairment charges	105.2	—	809.5
Acquisition related expenses	0.4	0.2	14.5
Restructuring and other severance costs	—	2.0	24.5
Gain on early extinguishment of debt	—	(4.0)	(4.0)
(Gain) loss on sale of assets and other	—	—	(0.6)
Foreign exchange loss (gain), net	—	14.9	20.1
Other	—	(0.1)	1.3
Adjusted EBITDA from continuing operations	7.3	(6.7)	131.4
Discontinued operations - Pool and Spa Chemicals	—	—	0.3
Total Adjusted EBITDA	$7.3	$(6.7)	$131.7

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Three months ended December 31, 2007

Income (loss) from continuing operations before taxes and minority interest	$39.8	$1.0	$(0.3)	$15.6
Interest expense	11.5	7.8	8.5	8.6
Interest income	2.9	(1.0)	(0.2)	0.4
Depreciation and amortization	14.5	17.2	12.5	10.7
Acquisition related expenses	0.1	5.6	0.5	1.0
Restructuring and other severance costs	0.7	0.5	—	0.3
(Gain) loss on sale of assets and other	0.2	(0.1)	0.4	—
Foreign exchange gain, net	(0.3)	—	0.4	(0.8)
Other	—	0.2	—	0.1
Adjusted EBITDA from continuing operations	69.4	31.2	21.8	35.9
Discontinued operations - Pool and Spa Chemicals	—	6.1	—	—
Total Adjusted EBITDA	$69.4	$37.3	$21.8	$35.9

	Specialty	Corporate and
($ in millions)	Compounds	other	Consolidated
Three months ended December 31, 2007

Income (loss) from continuing operations before taxes and minority interest	$2.8	$(37.0)	$21.9
Interest expense	2.4	21.9	60.7
Interest income	0.2	(3.7)	(1.4)
Depreciation and amortization	2.8	1.4	59.1
Acquisition related expenses	0.7	(1.6)	6.3
Restructuring and other severance costs	—	0.1	1.6
(Gain) loss on sale of assets and other	—	0.1	0.6
Foreign exchange gain, net	—	4.2	3.5
Other	—	0.5	0.8
Adjusted EBITDA from continuing operations	8.9	(14.1)	153.1
Discontinued operations - Pool and Spa Chemicals	—	—	6.1
Total Adjusted EBITDA	$8.9	$(14.1)	$159.2

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Income (Loss) from Continuing Operations before Taxes and

Minority Interest to Adjusted EBITDA by Segment

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Year ended December 31, 2008

Income (loss) from continuing operations before taxes and minority interest	$166.5	$(470.6)	$(266.3)	$61.3
Interest expense	56.2	30.4	37.9	34.2
Interest income	(1.2)	1.3	(0.2)	(0.2)
Depreciation and amortization	69.7	67.2	56.3	47.0
Goodwill impairment charges	—	456.6	247.7	—
Acquisition related expenses	4.6	17.0	6.7	2.4
Restructuring and other severance costs	16.1	3.4	0.2	4.0
Gain on early extinguishment of debt	—	—	—	—
(Gain) loss on sale of assets and other	(1.3)	—	1.1	0.1
Foreign exchange loss (gain), net	2.9	0.3	(0.3)	1.4
Other	(0.5)	1.5	—	—
Adjusted EBITDA from continuing operations	313.0	107.1	83.1	150.2
Discontinued operations - Pool and Spa Chemicals	—	5.4	—	—
Total Adjusted EBITDA	$313.0	$112.5	$83.1	$150.2

	Specialty	Corporate and
($ in millions)	Compounds	other	Consolidated
Year ended December 31, 2008

Income (loss) from continuing operations before taxes and minority interest	$(92.8)	$(140.2)	$(742.1)
Interest expense	9.3	63.1	231.1
Interest income	(0.5)	(5.2)	(6.0)
Depreciation and amortization	11.3	7.4	258.9
Goodwill impairment charges	105.2	—	809.5
Acquisition related expenses	1.5	1.4	33.6
Restructuring and other severance costs	—	2.4	26.1
Gain on early extinguishment of debt	—	(4.0)	(4.0)
(Gain) loss on sale of assets and other	—	(2.3)	(2.4)
Foreign exchange loss (gain), net	—	28.0	32.3
Other	—	0.9	1.9
Adjusted EBITDA from continuing operations	34.0	(48.5)	638.9
Discontinued operations - Pool and Spa Chemicals	—	—	5.4
Total Adjusted EBITDA	$34.0	$(48.5)	$644.3

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Year ended December 31, 2007

Income (loss) from continuing operations before taxes and minority interest	$165.4	$62.5	$6.0	$50.9
Interest expense	42.0	19.5	32.4	33.8
Interest income	—	(1.6)	(0.2)	0.3
Depreciation and amortization	54.4	57.6	42.4	40.5
Acquisition related expenses	(0.2)	9.1	1.6	2.5
Restructuring and other severance costs	2.6	1.5	—	1.2
Loss on early extinguishment of debt	—	1.4	—	—
Refinancing expenses	—	—	—	—
(Gain) loss on sale of assets and other	(0.2)	0.2	0.5	—
Foreign exchange gain, net	(0.6)	(0.2)	—	(1.2)
Other	(1.2)	0.7	—	0.1
Adjusted EBITDA from continuing operations	262.2	150.7	82.7	128.1
Discontinued operations - Pool and Spa Chemicals	—	12.0	—	—
Total Adjusted EBITDA	$262.2	$162.7	$82.7	$128.1

	Specialty	Corporate and
($ in millions)	Compounds	other	Consolidated
Year ended December 31, 2007

Income (loss) from continuing operations before taxes and minority interest	$11.8	$(144.9)	$151.7
Interest expense	9.4	82.2	219.3
Interest income	(0.3)	(9.7)	(11.5)
Depreciation and amortization	11.2	5.6	211.7
Acquisition related expenses	1.1	0.6	14.7
Restructuring and other severance costs	—	4.2	9.5
Loss on early extinguishment of debt	1.1	16.1	18.6
Refinancing expenses	—	0.9	0.9
(Gain) loss on sale of assets and other	—	(5.2)	(4.7)
Foreign exchange gain, net	—	(5.8)	(7.8)
Other	—	0.4	—
Adjusted EBITDA from continuing operations	34.3	(55.6)	602.4
Discontinued operations - Pool and Spa Chemicals	—	—	12.0
Total Adjusted EBITDA	$34.3	$(55.6)	$614.4

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income (Loss) to Adjusted EBITDA

($ in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net (loss) income	$(690.8)	$119.1	$(588.4)	$317.1
Income from discontinued operations, net of tax	(0.4)	(9.7)	(3.3)	(25.3)
Gain on sale of discontinued operations, net of tax	(42.9)	(94.7)	(42.9)	(210.4)
Minority interest in discontinued operations, net of tax	—	—	—	0.1
Net (loss) income from continuing operations	(734.1)	14.7	(634.6)	81.5
Income tax (benefit) provision	(74.5)	5.5	(23.9)	62.3
Minority interest in continuing operations, net of tax	(83.2)	1.7	(83.6)	7.9
(Loss) income from continuing operations before taxes and minority interest	(891.8)	21.9	(742.1)	151.7
Interest expense	91.4	60.7	231.1	219.3
Interest income	(1.8)	(1.4)	(6.0)	(11.5)
Depreciation and amortization	68.3	59.1	258.9	211.7
Goodwill impairment charges	809.5	—	809.5	—
Acquisition-related expenses (a)	14.5	6.3	33.6	14.7
Restructuring and other severance costs	24.5	1.6	26.1	9.5
(Gain) loss on early extinguishment of debt	(4.0)	—	(4.0)	18.6
Refinancing expenses	—	—	—	0.9
(Gain) loss on sale of assets and other	(0.6)	0.6	(2.4)	(4.7)
Foreign exchange loss (gain), net	20.1	3.5	32.3	(7.8)
Other	1.3	0.8	1.9	—
Adjusted EBITDA from continuing operations	131.4	153.1	638.9	602.4
Discontinued operations - Pool and Spa Chemicals	0.3	6.1	5.4	12.0
Total Adjusted EBITDA	$131.7	$159.2	$644.3	$614.4

(a) – Primarily related to integration and restructuring costs, inventory write-up charges and acquired in-process research and development costs related to the Kemira venture formation, the Holliday Pigments and Elementis acquisitions in the Performance Additives segment and other acquisitions.

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income (Loss)/Diluted Earnings (Loss) Per Share from Continuing Operations as Reported to Net Income/Diluted Earnings Per Share from Continuing Operations as Adjusted

(Dollars in millions, except per share amounts; shares in thousands)

	Three Months Ended		Three Months Ended
	December 31, 2008		December 31, 2007
	Net Income	Diluted EPS	Net Income	Diluted EPS
	from	from	from	from
	Continuing	Continuing	Continuing	Continuing
	Operations	Operations	Operations	Operations
As reported	$(734.1)	$(9.91)	$14.7	$0.19

Anti-dilution adjustment	—	0.02 (a)	—	—

Adjustments to expenses from continuing operations:
Goodwill impairment charges	675.7	9.11	—	—
Mark-to-market swap loss	42.9	0.58	16.8	0.22
Foreign exchange losses on financing activities	35.6	0.48	8.1	0.11
Restructuring and other severance costs	18.3	0.24	1.2	0.02
Acquisition-related expenses	10.4	0.14	5.1	0.07
Other	0.8	0.01	1.2	0.01
Subtotal	783.7	10.56	32.4	0.43

Adjustments to income from continuing operations:
Tax allocation from discontinued operations/other comprehensive income	(27.3)	(0.37)	(7.1)	(0.10)
Gain on early extinguishment of debt	(4.0)	(0.05)	—	—
Impact of tax rate changes	(3.6)	(0.05)	(9.7)	(0.13)
Gain on asset sales and other	(0.4)	(0.01)	(0.1)	—
Subtotal	(35.3)	(0.48)	(16.9)	(0.23)

Total adjustments	748.4	10.10 (b)	15.5	0.20

As adjusted	$14.3	$0.19	$30.2	$0.39

Weighted average number of normalized diluted shares outstanding		74,209		76,523

(a) The effect of stock-based awards is excluded from as reported diluted EPS as it is anti-dilutive. However, on an as adjusted basis, these awards are dilutive; normalized diluted shares outstanding were 74,209 compared to as reported diluted shares outstanding of 74,059.

(b) Includes anti-dilution adjustment. See (a).

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income (Loss)/Diluted Earnings (Loss) Per Share from Continuing Operations as Reported to Net Income/Diluted Earnings Per Share

from Continuing Operations as Adjusted

(Dollars in millions, except per share amounts; shares in thousands)

	Year Ended		Year Ended
	December 31, 2008		December 31, 2007
	Net Income	Diluted EPS	Net Income	Diluted EPS
	from	from	from	from
	Continuing	Continuing	Continuing	Continuing
	Operations	Operations	Operations	Operations
As reported	$(634.6)	$(8.58)	$81.5	$1.07

Anti-dilution adjustment	—	0.24 (a)	—	—

Adjustments to expenses from continuing operations:
Goodwill impairment charges	675.7	8.88	—	—
Foreign exchange losses on financing activities	53.1	0.70	1.7	0.02
Mark-to-market swap loss	49.4	0.65	26.2	0.34
Restructuring and other severance costs	19.4	0.25	6.5	0.09
Acquisition-related expenses	24.6	0.32	10.4	0.14
Loss on early extinguishment of debt	—	—	11.9	0.16
Other	1.4	0.02	0.8	—
Subtotal	823.6	10.82	57.5	0.75

Adjustments to income from continuing operations:
Tax allocation from discontinued operations/other comprehensive income	(35.2)	(0.46)	(7.1)	(0.09)
Gains on asset sales and other	(2.3)	(0.03)	(3.1)	(0.04)
Gain on early extinguishment of debt	(4.0)	(0.05)	—	—
Impact of tax rate changes	(3.6)	(0.05)	(11.2)	(0.15)
Subtotal	(45.1)	(0.59)	(21.4)	(0.28)

Total adjustments	778.5	10.47 (b)	36.1	0.47

As adjusted	$143.9	$1.89	$117.6	$1.54

Weighted average number of diluted shares outstanding		76,092		76,279

(a) The effect of stock-based awards is excluded from as reported diluted EPS as it is anti-dilutive. However, on an as adjusted basis, these awards are dilutive; normalized diluted shares outstanding were 76,092 compared to as reported diluted shares outstanding of 73,983.

(b) Includes anti-dilution adjustment. See (a).